UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015 (June 25, 2015)

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2015, IRET Properties, a North Dakota Limited Partnership and the operating partnership of Investors Real Estate Trust (“IRET Properties”), and Glenborough, LLC, as agent on behalf of a joint venture between Glenborough and Oaktree Capital Management, L.P.

(“Buyer”), entered into the Agreement for Sale and Purchase of Property (“Agreement”). Under this Agreement, IRET Properties will sell 17 of its commercial retail properties, approximately 1.04 million square feet, plus one parcel of unimproved land, located in Minnesota, North Dakota and Nebraska (collectively, the “Property”), “as is” and “where is” to the Buyer for $81.5 million dollars in cash (“Purchase Price”).

The Buyer can terminate this Agreement and receive a return of its earnest money under several situations, including if any of IRET Properties’ representations and warranties in the Agreement become inaccurate (which have not been cured), Buyer’s discovery of unacceptable conditions with the title commitments or property surveys (which have not been cured or removed), IRET Properties declines to terminate any of the service contracts Buyer wishes to have terminated at or before closing, Property is damaged or destroyed before closing in an amount exceeding $2.5 million, or Buyer’s dissatisfaction with the Property for any reason if Buyer terminates on or before the inspection period ends.

The sale is subject to various closing conditions and contingencies. It is anticipated that the sale will close within 15 business days after the inspection date, as defined in the Agreement.

The above description of the Agreement is a summary only and is qualified in its entirety by reference to the full text of the Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 26, 2015, Investors Real Estate Trust issued a press release announcing the Agreement, as described above, which is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description
10.1

Agreement for Sale and Purchase of Property dated June 25, 2015 by and between IRET Properties, as seller, and Glenborough, LLC, as agent on behalf of a joint venture between Glenborough and Oaktree Capital Management, L.P., as buyer.

99.1	Press Release dated June 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: June 26, 2015	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick President & Chief Executive Officer